Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Kate Hahn
rfisher@webmd.net	khahn@webmd.net
212-624-3817	212-624-3760
WebMD Announces Second Quarter Financial Results
Total Revenue Increased 15%; Advertising Revenue Increased 18%
WebMD Achieves Strong Traffic Growth: Unique Monthly Users Grow 24% to 59.8 Million
and Quarterly Page Views Grow 31% to 1.4 Billion
New York, NY (July 30, 2009) - WebMD Health Corp. (Nasdaq: WBMD) today announced financial results for the three months ended June 30, 2009.
“We are pleased to deliver strong results again this quarter. WebMD’s advertising revenue grew by 18% as we see continuing demand from both pharmaceutical as well as consumer products companies in the health and wellness markets” said Wayne Gattinella, President and CEO. “I am enthusiastic about the momentum we are gaining in our business as our customers are shifting more of their marketing spend online.”
Financial Summary
Revenue for the second quarter was $98.6 million, compared to $86.0 million in the prior year period, an increase of 15%. Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) for the second quarter was $23.2 million or $0.40 per share, compared to $18.4 million or $0.31 per share in the prior year period, an increase of 26%.
Income from continuing operations for the second quarter was $7.0 million or $0.12 per share, compared to $5.7 million or $0.10 per share in the prior year period. Loss from discontinued operations was $(4.9) million in the second quarter, compared to income from discontinued operations of $663 thousand in the prior year. Net income for the second quarter was $2.1 million or $0.04 per share, compared to $6.4 million or $0.11 per share in the prior year period.
WebMD’s financial results present Little Blue Book, its print directory business, as discontinued operations for current and prior periods reflecting the ongoing process to divest Little Blue Book. The loss from discontinued operations and net income for the second quarter of 2009 include a non-cash, after-tax impairment charge of $5 million or $0.09 per share related to the carrying value of WebMD’s Little Blue Book physician directory business.
WebMD had approximately $373 million in cash and investments at June 30, 2009.
Operating Highlights
Public portal advertising and sponsorship revenue was $76.0 million for the second quarter, compared to $64.1 million in the prior year period, an increase of 18%. Traffic to the WebMD Health Network continued to grow strongly, reaching an average of 59.8 million unique users per month and total traffic of 1.4 billion page views during the second quarter, increases of 24% and

31%, respectively, from a year ago. In the second quarter, 1.6 million continuing medical education (CME) programs were completed on the WebMD Professional Network, an increase of 25% from the prior year period.
Private portal services revenue was $22.6 million for the second quarter compared to $21.9 million in the prior year period, an increase of 4%. The base of large employers and health plans utilizing WebMD’s private Health and Benefits portals during the second quarter was 137 as compared to 123 a year ago. During the quarter, WebMD launched integrated platform services for Blue Cross and Blue Shield of Florida, Inc.
Merger with HLTH Corporation
As previously announced, HLTH and WebMD entered into a definitive merger agreement on June 17, 2009. On July 10, 2009, WebMD filed a Registration Statement with the SEC containing a preliminary joint proxy statement/prospectus relating to the merger. HLTH and WebMD have scheduled stockholders meetings for September 25, 2009 to seek the necessary stockholder approvals.
Financial Guidance
WebMD reaffirmed its financial guidance for 2009 today and narrowed the ranges for its anticipated revenue and Adjusted EBITDA by raising the low end of those ranges.
For 2009, WebMD expects:
•	Total revenue to be $420 million to $440 million, an increase of 12% to 18% over 2008;

•	Adjusted EBITDA to be $110 million to $120 million, an increase of 17% to 28% over 2008;

•	Income from continuing operations to be approximately $31 million to $41 million, or $0.51 to $0.66 per share, an increase of 21% to 58% over 2008.
For the quarter ending September 30, 2009, WebMD expects revenue to be in the range of $109 million to $112 million with Adjusted EBITDA representing approximately 28% of revenue. These amounts represent growth of approximately 18% to 19% in public portal advertising and sponsorship revenue and 4% in private portal services revenue. Income from continuing operations is estimated to be 10% of revenue for the third quarter of 2009.
Additional detail is provided in a schedule attached to this release.
Analyst and Investor Conference Call
As previously announced, WebMD will hold a conference call with investors and analysts to discuss its second quarter results at 4:45 pm (eastern) today. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. WebMD Health Corp. is a subsidiary of HLTH Corporation (Nasdaq: HLTH).
The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList and theHeart.org.
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All statements contained in this press release and the related analyst and investor conference call, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on

WebMD’s future financial results and other projections or measures of WebMD’s future performance; market opportunities and WebMD’s ability to capitalize on them; the benefits expected from new or updated products or services and from other potential sources of additional revenue; expectations regarding the market for WebMD’s investments in auction rate securities (ARS); the merger transaction between HLTH and WebMD (the “Merger Transaction”); and the potential sale of Porex by HLTH (the “Potential Sale Transaction”). These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; WebMD’s relationships with customers and strategic partners; changes in the markets for ARS; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WebMD will be able to complete the Merger Transaction or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Sale Transaction or as to the timing or terms of such transaction. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as certain non-GAAP financial measures. The tables attached to this press release include reconciliations of these non-GAAP financial measures to GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is attached to this press release as Annex A.
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WebMD®, Medscape®, eMedicine®, MedicineNet®, RxList®, Subimo®, Medsite®, The Little Blue Book® and Summex®, are trademarks of WebMD Health Corp. or its subsidiaries.

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